UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2006
HCC Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13403 Northwest Freeway Houston, Texas	77040-6094
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On April 10, 2006, the Compensation Committee of the Board of Directors of HCC Insurance Holdings, Inc. (the “Company”) approved the following compensation awards for the 2005 year for the Executive Officers of the Company to be included as the “named executive officers” in the Company’s 2006 Proxy Statement:

Name and 2005 Title of Executive Officer	2005 Bonus	2005 Deferred Compensation

Stephen L. Way, Chairman of the Board of Directors, Chief Executive Officer and President	$1,000,000	$7,000,000

Edward H. Ellis, Jr., Executive Vice President and Chief Financial Officer	$350,000	—

Craig J. Kelbel, Executive Vice President of HCC; President and Chief Executive Officer of HCC Life Insurance Company	$150,000	—

Christopher L. Martin, Executive Vice President, General Counsel and Secretary	$75,000	—

Michael J. Schell, Executive Vice President of HCC; President and Chief Executive Officer of Houston Casualty Company	$150,000	—
     Each of such Executive Officers are parties to employment agreements with the Company. Additional information with respect to such employment agreements and executive compensation matters will be included in the Company’s 2006 Proxy Statement to be filed with the Securities and Exchange Commission in April 2006.
     In addition, on April 10, 2006, but effective as of April 15, 2006, Edward H. Ellis, Jr. entered into an amendment to his Employment Agreement dated January 1, 2002. Under the amendment, the term of Mr. Ellis’ employment agreement is extended to December 31, 2008. Mr. Ellis’ base salary for 2006 will be $425,000, increasing by $25,000 in each subsequent year of his employment term. The remaining principal terms of Mr. Ellis’ employment agreement are unchanged by the amendment.
     The amendment is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits

No.	Exhibit
10.1	Amendment to Mr. Ellis’ Employment Agreement dated effective as of April 15, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
Date: April 10, 2006	By:	/s/ Christopher L. Martin
Christopher L. Martin,
Executive Vice President and General Counsel

EXHIBIT INDEX

No.	Exhibit
10.1	Amendment to Mr. Ellis’ Employment Agreement dated effective as of April 15, 2006